Exhibit 99.1

Paramount Announces First Quarter 2020 Results

– Completes $100 million of share repurchases through March –

– Withdraws Guidance for Full Year 2020 –

NEW YORK – April 29, 2020 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 today and reported results for the first quarter ended March 31, 2020.

First Quarter Highlights:

Results of Operations:

•

Reported net income attributable to common stockholders of $3.3 million, or $0.01 per diluted share, for the quarter ended March 31, 2020, compared to $3.7 million, or $0.02 per diluted share, for the quarter ended March 31, 2019.

•

Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $61.5 million, or $0.27 per diluted share, for the quarter ended March 31, 2020, compared to $57.1 million, or $0.24 per diluted share, for the quarter ended March 31, 2019.

•	Reported a 4.3% increase in Same Store Cash Net Operating Income (“NOI”) and a 1.5% increase in Same Store NOI in the quarter ended March 31, 2020, compared to the same period in the prior year.

•

Leased 206,784 square feet, of which the Company’s share was 126,068 square feet that was leased at a weighted average initial rent of $91.59 per square foot. Of the square footage leased, 104,308 square feet represented second generation space, for which the Company achieved a positive mark-to-market of 31.3% on a cash basis and 38.2% on a GAAP basis.

Transactions and Capital Markets Activity:

•

Entered into an agreement on March 6, 2020 to sell 1899 Pennsylvania Avenue, a 191,000 square foot office building located in Washington, D.C., for $115.0 million. The transaction, which is subject to customary closing conditions, is expected to close in the fourth quarter of 2020.

•

Entered into an agreement on March 27, 2020 to sell a 10.0% interest in 1633 Broadway, a 2.5 million square foot trophy office building located in New York City, for $240.0 million (based on a property valuation of $2.4 billion, or $960 per square foot). The transaction, which is subject to customary closing conditions, is expected to close in the second quarter of 2020.

•	Repurchased 10,856,865 common shares at a weighted average price of $9.21 per share, or $100.0 million in the aggregate.

•	Declared a first quarter cash dividend of $0.10 per common share on March 13, 2020, which was paid on April 15, 2020.

Financial Results

Quarter Ended March 31, 2020

Net income attributable to common stockholders was $3.3 million, or $0.01 per diluted share, for the quarter ended March 31, 2020, compared to $3.7 million, or $0.02 per diluted share, for the quarter ended March 31, 2019. Net income attributable to common stockholders for the quarters ended March 31, 2020 and 2019 includes $1.4 million and $1.9 million, or $0.00 and $0.01 per diluted share, respectively, of income from discontinued operations.

Funds from Operations (“FFO”) attributable to common stockholders was $61.6 million, or $0.27 per diluted share, for the quarter ended March 31, 2020, compared to $55.2 million, or $0.24 per diluted share, for the quarter ended March 31, 2019. FFO attributable to common stockholders for the quarters ended March 31, 2020 and 2019 includes the impact of non-core items, which are listed in the table on page 8. The aggregate of these items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the quarter ended March 31, 2020 by $0.1 million, or $0.00 per diluted share, and decreased FFO attributable to common stockholders for the quarter ended March 31, 2019 by $1.9 million, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 8, was $61.5 million, or $0.27 per diluted share, for the quarter ended March 31, 2020, compared to $57.1 million, or $0.24 per diluted share, for the quarter ended March 31, 2019.

Portfolio Operations

Quarter Ended March 31, 2020

Same Store Cash NOI increased by $3.7 million, or 4.3%, to $90.8 million for the quarter ended March 31, 2020 from $87.1 million for the quarter ended March 31, 2019. Same Store NOI increased by $1.5 million, or 1.5%, to $100.6 million for the quarter ended March 31, 2020 from $99.1 million for the quarter ended March 31, 2019.

During the quarter ended March 31, 2020, the Company leased 206,784 square feet, of which the Company’s share was 126,068 square feet that was leased at a weighted average initial rent of $91.59 per square foot. This leasing activity, offset by lease expirations in the quarter, caused leased occupancy to remain at 95.9% leased at March 31, 2020, in-line with leased occupancy reported at December 31, 2019. Same store leased occupancy (properties owned by us during both reporting periods and not classified as discontinued operations), was 96.0% at March 31, 2020, in-line with same store leased occupancy at December 31, 2019. Of the 206,784 square feet leased in the first quarter, 104,308 square feet represented second generation space (space that had been vacant for less than twelve months) for which the Company achieved a positive mark-to-market of 31.3% on a cash basis and 38.2% on a GAAP basis. The weighted average lease term for leases signed during the first quarter was 4.8 years and weighted average tenant improvements and leasing commissions on these leases were $6.99 per square foot per annum, or 7.6% of initial rent.

Guidance

The Company had previously provided its 2020 guidance on February 12, 2020, prior to the coronavirus (COVID-19) global pandemic, which has materially impacted the U.S. and global economy. Given the economic uncertainty and rapidly-evolving circumstances related to the COVID-19 pandemic, the Company is withdrawing its previously issued 2020 guidance and is not providing an updated outlook at this time. The Company will discuss the first quarter results and provide commentary on its business performance during its first quarter conference call.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the negative impact of the coronavirus (COVID-19) global pandemic on the U.S., regional and global economies and our tenants’ financial condition and results of operations, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes, including changes to tax laws and regulations, and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE's share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by us in a similar manner during both the current period and prior reporting periods, and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended March 31, 2020, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, April 30, 2020 at 10:00 a.m. Eastern Time (ET), during which management will discuss the first quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on April 30, 2020 through May 7, 2020 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13701451.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.paramount-group.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Executive Vice President, Chief Financial Officer 212-237-3122 ir@paramount-group.com	Robert Simone Director, Business Development & Investor Relations 212-237-3138 ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	March 31, 2020	December 31, 2019
Real estate, at cost
Land	$1,966,237	$1,966,237
Buildings and improvements	5,948,631	5,923,648
	7,914,868	7,889,885
Accumulated depreciation and amortization	(832,164)	(790,216)
Real estate, net	7,082,704	7,099,669
Cash and cash equivalents	377,689	306,215
Restricted cash	20,563	25,272
Investments in unconsolidated joint ventures	429,358	449,180
Investments in unconsolidated real estate funds	13,116	10,317
Accounts and other receivables, net	17,826	19,231
Due from affiliates	-	36,918
Deferred rent receivable	312,249	301,588
Deferred charges, net	124,908	126,367
Intangible assets, net	191,183	203,169
Assets related to discontinued operations	104,028	104,836
Other assets	80,632	51,373
Total assets	$8,754,256	$8,734,135

Liabilities:
Notes and mortgages payable, net	$3,788,684	$3,783,851
Revolving credit facility	200,000	36,918
Accounts payable and accrued expenses	109,563	117,356
Dividends and distributions payable	24,342	25,255
Intangible liabilities, net	69,752	73,789
Other liabilities	54,723	66,004
Total liabilities	4,247,064	4,103,173
Equity:
Paramount Group, Inc. equity	3,722,261	3,785,730
Noncontrolling interests in:
Consolidated joint ventures	359,120	360,778
Consolidated real estate fund	80,476	72,396
Operating Partnership	345,335	412,058
Total equity	4,507,192	4,630,962
Total liabilities and equity	$8,754,256	$8,734,135

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2020	2019
Revenues:
Rental revenue	$175,425	$175,341
Fee and other income	8,561	9,048
Total revenues	183,986	184,389
Expenses:
Operating	67,014	65,461
Depreciation and amortization	58,427	60,712
General and administrative	12,249	17,443
Transaction related costs	203	736
Total expenses	137,893	144,352
Other income (expense):
Loss from unconsolidated joint ventures	(4,221)	(1,027)
Income from unconsolidated real estate funds	52	46
Interest and other (loss) income, net	(996)	3,900
Interest and debt expense	(36,619)	(36,924)
Income from continuing operations, before income taxes	4,309	6,032
Income tax expense	(604)	(1,138)
Income from continuing operations, net	3,705	4,894
Income from discontinued operations, net	1,521	2,106
Net income	5,226	7,000
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(1,514)	(2,794)
Consolidated real estate fund	(23)	(94)
Operating Partnership	(341)	(403)
Net income attributable to common stockholders	$3,348	$3,709

Income per Common Share - Basic:
Income from continuing operations, net	$0.01	$0.01
Income from discontinued operations, net	0.00	0.01
Net income per common share	$0.01	$0.02
Weighted average common shares outstanding	227,769,213	233,419,299

Income per Common Share - Diluted:
Income from continuing operations, net	$0.01	$0.01
Income from discontinued operations, net	0.00	0.01
Net income per common share	$0.01	$0.02
Weighted average common shares outstanding	227,805,176	233,458,438

Paramount Group, Inc.

Reconciliation of Net Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2020	2019
Reconciliation of Net Income to FFO and Core FFO:
Net income	$5,226	$7,000
Real estate depreciation and amortization (including our share of
unconsolidated joint ventures)	70,940	63,688
Adjustments related to discontinued operations	690	2,377
FFO	76,856	73,065
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(8,969)	(11,748)
Consolidated real estate fund	(23)	(94)
FFO attributable to Paramount Group Operating Partnership	67,864	61,223
Less FFO attributable to noncontrolling interests in in Operating Partnership	(6,278)	(5,998)
FFO attributable to common stockholders	$61,586	$55,225
Per diluted share	$0.27	$0.24

FFO	$76,856	$73,065
Non-core items:
Our share of earnings in excess of distributions received from 712 Fifth Avenue	(388)	1,270
Other, net	303	823
Core FFO	76,771	75,158
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(8,969)	(11,748)
Consolidated real estate fund	(23)	(94)
Core FFO attributable to Paramount Group Operating Partnership	67,779	63,316
Less Core FFO attributable to noncontrolling interests in Operating Partnership	(6,270)	(6,203)
Core FFO attributable to common stockholders	$61,509	$57,113
Per diluted share	$0.27	$0.24

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	227,769,213	233,419,299
Effect of dilutive securities	35,963	39,139
Denominator for FFO and Core FFO per diluted share	227,805,176	233,458,438

Paramount Group, Inc.

Reconciliation of Net Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended March 31,
	2020	2019
Reconciliation of Net Income to Same Store NOI and Same Store Cash NOI:
Net income	$5,226	$7,000
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	58,427	60,712
General and administrative	12,249	17,443
Interest and debt expense	36,619	36,924
Income tax expense	604	1,138
NOI from unconsolidated joint ventures	13,392	5,411
Fee income	(6,330)	(5,999)
Interest and other loss (income), net	996	(3,900)
Adjustments related to discontinued operations	690	2,377
Other, net	4,372	1,717
NOI	126,245	122,823
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(15,691)	(17,909)
Consolidated real estate fund	3	29
PGRE's share of NOI	110,557	104,943
Acquisitions	(9,292)	-
Dispositions / Discontinued Operations (1)	(2,211)	(4,483)
Lease termination income and other, net	1,502	(1,342)
PGRE's share of Same Store NOI	$100,556	$99,118

NOI	$126,245	$122,823
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(11,804)	(11,869)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(2,832)	(3,240)
Adjustments related to discontinued operations	119	111
Cash NOI	111,728	107,825
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(13,202)	(14,785)
Consolidated real estate fund	3	29
PGRE's share of Cash NOI	98,529	93,069
Acquisitions	(6,806)	-
Dispositions / Discontinued Operations (1)	(2,330)	(4,594)
Lease termination income and other, net	1,421	(1,409)
PGRE's share of Same Store Cash NOI	$90,814	$87,066

(1)	Represents NOI and Cash NOI from discontinued operations (1899 Pennsylvania Avenue in 2020 and 1899 Pennsylvania Avenue and Liberty Place in 2019).